                               SECURED PROMISSORY NOTE

                                                                  July 22, 1998
$600,000.00

     For value received, Douglas D. Troxel ("Obligor") promises to pay to the order of SERENA Software International, a California corporation (the "Company"), at its principal office the principal sum of Six Hundred Thousand Dollars ($600,000.00), together with interest thereof at the rate of 5.56% per annum, compounded annually, on the unpaid balance of the principal sum. This Note shall be repaid as to principal and accrued interest in three equal payments of $222,640.94, each such installment to be due and payable on each anniversary of the date of this Note. Notwithstanding the foregoing, this Note shall become due and payable with respect to all outstanding principal and then accrued interest two hundred ten (210) days after the closing of an underwritten initial public offering of the Company's Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission; PROVIDED, HOWEVER, that this Note shall become due and payable with respect to outstanding principal and then accrued interest upon the closing of such offering to the extent of the net proceeds received by Obligor as a selling shareholder therein (up to the aggregate principal and interest owed hereunder).

     Should Obligor fail to make full payment of principal or interest for a period of 10 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note.

     This Note is secured by a pledge of 175,000 shares of the Company's Common Stock, owned by Obligor, under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

     The holder of this Note shall have full recourse against Obligor personally for failure to pay the Note as and when due.

     The principal is payable in lawful money of the United States of America. The privilege is reserved to prepay any portion of the Note at any time.

     If Obligor shall default in the payment of amounts hereunder when due, the holder of this Note shall be entitled to payment by Obligor of all costs of collection, including, without limitation, reasonable attorneys' fees and costs incurred in connection with such collection efforts, whether or not suit on this
Note is filed. The maker waives presentment for payment, protest, notice of protest and notice of non-payment of this Note. This Note shall be governed by the laws of the State of California as they apply to contracts entered into and wholly to be performed within such state.


                                   /s/   Douglas D. Troxel
                                   -----------------------
                                   Douglas D. Troxel

                                  SECURITY AGREEMENT


     This Security Agreement is made as of July 22, 1998 between SERENA Software International, a California corporation ("Pledgee"), and Douglas D. Troxel ("Pledgor").

                                       RECITALS

     1. Pursuant to a Secured Promissory Note (the "Secured Note") of even date herewith with an aggregate principal amount of $600,000, Pledgee has loaned such amount to Pledgor.

     2. Pledgee has requested that Pledgor secure the payment of his obligations to the Pledgee in the form of a pledge of 175,000 outstanding shares of Pledgee's Common Stock registered in the name of Pledgor and represented by certificate number ___ (the "Pledged Shares").

     NOW, THEREFORE, it is agreed as follows:

     1. CREATION AND DESCRIPTION OF SECURITY INTEREST. As security for payment of Pledgor's obligations to Pledgee under the Secured Note, Pledgor, pursuant to the California Commercial Code, hereby pledges all the Pledged Shares (herein sometimes referred to as the "Collateral") and herewith delivers the certificate representing the Pledged Shares and a blank, executed stock assignment to the Secretary of Pledgee (the "Pledgeholder"), who shall hold said certificate and stock power subject to the terms and conditions of this Security Agreement as security for repayment of the Secured Note.

     The certificate representing the Pledged Shares (together with the executed blank stock assignment for use in transferring all or a portion of the Pledged Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Secured Note, and any extensions or renewals thereof, and the Pledgeholder shall not encumber or dispose of such Pledged Shares except in accordance with the provisions of this Security Agreement.

     2. PLEDGOR'S REPRESENTATIONS AND COVENANTS. To induce Pledgee to enter into this Security Agreement and loan Pledgor the amounts indicated in the Secured Note, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

          (a) PAYMENT OF INDEBTEDNESS. Pledgor will pay the principal sum of the Secured Note secured hereby, together with interest thereon, at the time and in the manner provided in the Secured Note.

          (b) OWNERSHIP; ENCUMBRANCES. Pledgor has good and valid title to the Pledged Shares and full right, power, and authority to pledge the Pledged Shares as provided herein. The Pledged Shares are free and clear of all other encumbrances, defenses and liens (other than restrictions on transfer imposed by applicable securities laws), and Pledgor will not further encumber the Pledged Shares without the prior written consent of Pledgee.

          (c) MARGIN REGULATIONS. In the event that Pledgee's Common Stock is now or later becomes margin-listed by the Federal Reserve Board, and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Secured Note or providing any additional collateral as may be necessary to comply with such regulations.

     3. CASH DIVIDENDS; VOTING RIGHTS. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Pledged Shares pledged hereunder, and any cash dividends paid on the Pledged Shares shall be paid to the Pledgeholder to be held in an interest-bearing account as security for payment of the Secured Notes.

     4. STOCK ADJUSTMENTS. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgeholder on behalf of the Pledgee under the terms of this Security Agreement in the same manner as the Pledged Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Pledged Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

     5. OPTIONS AND RIGHTS. In the event that, during the term of this pledge, subscription options or other rights or options shall be issued in connection with the Pledged Shares, such rights and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the Pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Pledged Shares.

     6. DEFAULT. Pledgor shall be deemed to be in default of the Secured Note and of this Security Agreement in the event:

          (a) Payment of principal or interest on the Secured Note shall be delinquent for a period of 10 days or more; or

          (b) Pledgor fails to perform any of the covenants set forth in the Secured Note or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

     In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Secured Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the California Commercial Code.

     7. RELEASE OF COLLATERAL. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the Pledged Shares held by Pledgeholder hereunder upon payments of the principal of the Secured Note. The number of the Pledged Shares which shall be released shall be that number of full Pledged Shares which bears the same proportion to the initial number of Pledged Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Secured Note.

     8. WITHDRAWAL OR SUBSTITUTION OF COLLATERAL. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

     9. TERM. The within pledge of the Pledged Shares shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

     10. INSOLVENCY. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Secured Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

     11. PLEDGEHOLDER LIABILITY. In the absence of willful or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

     12. INVALIDITY OF PARTICULAR PROVISIONS. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

     13. SUCCESSORS OR ASSIGNS. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

     14. GOVERNING LAW. This Security Agreement shall be interpreted and governed under the laws of the State of California as applied to agreements between California residents entered and to be performed entirely within California.

     IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the day and year first above written.


"PLEDGOR"                     /s/ Douglas D. Troxel
                              ----------------------------------
                              Douglas D. Troxel

                              Address: 400 Hurlington
                                       -------------------------

                                       -------------------------
                                       San Mateo, CA 94402
                                       -------------------------

"PLEDGEE"                     SERENA SOFTWARE INTERNATIONAL
                              a California corporation


                              By:    Richard A. Doerr
                                 -------------------------------
                              Name:  Richard A. Doerr
                                    ----------------------------
                              Title: President & CEO
                                    ----------------------------


"PLEDGEHOLDER"                /s/ Robert Pender, Jr.
                              ------------------------------------------
                              Secretary of SERENA Software International

                         ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED I, __________________________, hereby sell, assign, and transfer unto SERENA Software International____________________________________ ______________ (__________) shares of the Common Stock of SERENA Software International standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint _________________________________________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

     This Stock Assignment may be used only in accordance with the Security Agreement between SERENA Software International and the undersigned dated July __, 1998.


Dated: _______________, _____


                                   Signature:
                                             Douglas D. Troxel



INSTRUCTIONS: PLEASE SIGN THIS ASSIGNMENT SEPARATE FROM CERTIFICATE AS INDICATED ABOVE, BUT DO NOT DATE THE ASSIGNMENT OR COMPLETE THE INFORMATION SET FORTH IN THE RECITALS ABOVE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO EXERCISE ITS RIGHTS UNDER THE SECURITY AGREEMENT AND THE SECURED NOTE, WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF THE OBLIGOR UNDER THE SECURED NOTE.